UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 21, 2007

Loral Space & Communications Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14180	87-0748324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Third Avenue, New York, New York		10016
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(212) 697-1105

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 21, 2007, Highland Crusader Offshore Partners, L.P. ("Highland") commenced a civil action in the Court of Chancery of the State of Delaware in and for New Castle County by filing a complaint alleging that it brings the action directly on behalf of a class of stockholders of Loral Space & Communications Inc. ("Loral" or the "Company") against the individual members of the Board of Directors of Loral, MHR Fund Management LLC ("MHR") and the Company. Highland has sued the defendants on behalf of a purported class consisting of all security holders of the Company (except the defendants and persons or entities related to or affiliated with the defendants) who, as alleged in the complaint, "are or will be threatened with injury arising from Defendants’ actions" as described in the complaint. The complaint alleges, among other things, that, in connection with the sale by the Company to funds affiliated with MHR of $300 million of preferred stock, MHR and the individual defendants breached their fiduciary duties under Delaware law, the individual defendants committed an ultra vires abdication of their statutory authority and MHR aided and abetted the individual defendants in their breach of fiduciary duty. The complaint seeks, among other things, rescission of the preferred stock transaction, imposition of a constructive trust on any profits MHR earned through the transaction, to compel MHR to distribute a portion of the preferred stock or resulting shares into which the preferred stock converts to the class, to invalidate a portion of the preferred stock or resulting shares into which the preferred stock converts, imposition of a permanent injunction on MHR’s right to convert the preferred stock or to exercise the voting power conferred by the preferred stock or the shares into which it converts, an award of damages to the class in an amount to be determined at trial, an award of pre-judgment and post-judgment interest and an award of costs and disbursements, including reasonable attorneys’ fees and experts’ fees.

The above-described action brought by Highland will be consolidated with the action brought on March 20, 2007 by other stockholders of the Company, who allege that they hold over 18% of the outstanding common stock of the Company, captioned Blackrock Corporate High Yield Fund, Inc., et al. v. Mark H. Rachesky, et al., and a trial in the consolidated action has been set for September 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loral Space & Communications Inc.

March 23, 2007	By:	Avi Katz

Name: Avi Katz
Title: Vice President and General Counsel